Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-171460, 333-150510, 333-88634, 333-74831, 333-05119, and 033-48724) and Form S-3 (File No. 333-174592) of Pacific Capital Bancorp of our report dated March 25, 2011, with respect to the consolidated financial statements of Pacific Capital Bancorp and subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Los Angeles, California

March 15, 2012